AMENDMENT No. 1 TO
                  THIRD PARTY ADMINISTRATION SERVICES AGREEMENT

      THIS AMENDMENT No. 1 TO THE THIRD PARTY ADMINISTRATION SERVICES AGREEMENT is entered into effective the ___ day of _______, 1999, by and between IL Annuity and Insurance Company ("Client"), a Massachusetts corporation, and USA Administration Services, Inc. ("USA"), a Kansas corporation.

      WHEREAS, Client and USA have entered into a Third Party Administration Services Agreement, dated May 30, 1997 ("Agreement"), wherein USA agreed to provide Client with specified services related to the administration of the specific products listed in Schedule A.

      WHEREAS, Client and USA have agreed to add the Visionary Variable Annuity product to this Agreement and this Amendment is to reflect the verbal agreements between the parties with respect to the addition of this product.

      NOW THEREFORE, the parties mutually agree that the following provisions of the Agreement are hereby superseded and replaced:

1. Article 17 of the Agreement is amended to reflect the following change in names and address for USA:

            USA Administration Services, Inc.
            c/o Marketing Partnerships
            400 West Market Street, 11th Floor
            Louisville, KY 40202
            Attn: Carolyn M. Johnson

2.
                                   SCHEDULE A

                        USA ADMINISTRATION SERVICES INC.

                                SPECIFIC PRODUCTS

The plans included in this Services Agreement are:

o     Visionary Choice Variable Annuity
        Form #VCA-97

o     Visionary Variable Annuity
        Form #VA-95


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The product specifications of these products are attached to this Schedule A.

USA recognizes that the product specs, contracts and prospectus have and will continue to change over time. Client will make revised copies available to USA as soon as possible to ensure complete and accurate understanding of the product and its administrative needs.

3.
                                   SCHEDULE C

                        USA ADMINISTRATION SERVICES, INC.

                                PROFESSIONAL FEES

      Visionary:

      New Business Fee                    $_____ per application
      Monthly Maintenance                 $_____ per policy


      Visionary Choice:

      New Business Fee                    $_____ per application
      Monthly Maintenance                 $_____ per policy

      Combined Asset Balancing Fee        $_____ per month
      Combined Monthly Minimum            $_____
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Notes:

o New Business Fee is a one-time fee per application to process the application and establish the ongoing record on the system. This fee is charged at the time the application is placed under system control.
o Monthly Maintenance Fee is an ongoing fee for the maintenance of the contract records.
o Monthly minimum is incurred when new business and monthly maintenance fees for Visionary and Visionary Choice fall below the threshold.
o Asset balancing fee is established with the assumption that there are 20 sub-accounts available with this product.
o Other services, such as Integrated Voice Response and remote system inquiry are available to the Client for additional fees.

The above fees include the cost of USA staff, software support, operating expenses (except postage which is billed as incurred) and computer hardware. Items that are not included are special forms, printing costs, client hardware and software costs at the Client location, communication costs, and reasonable travel and living expenses incurred (and approved in writing in advance) by USA personnel on Client's behalf.


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      IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the
Agreement.


USA ADMINISTRATION SERVICES, INC.         IL ANNUITY AND INSURANCE COMPANY


By_____________________________           By_______________________________


Title__________________________           Title____________________________


Witness________________________           Witness__________________________


Date___________________________           Date_____________________________


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